Exhibit 10.4

DIGITAL ALLY, INC.

AMENDMENT TO

2007 STOCK OPTION AND RESTRICTED STOCK PLAN

WHEREAS, Digital Ally, Inc., a Nevada corporation (the “Company”) has previously established and maintains the Digital Ally, Inc. 2007 Stock Option and Restricted Stock Plan (the “Plan”);

WHEREAS, the Company desires to amend the Plan to provide that stockholder approval of the Plan is not required;

WHEREAS, such requirement was originally included in the Plan in order to issue incentive stock options under the Plan; and

WHEREAS, the Company has determined that no incentive stock options will be granted pursuant to the Plan and the Company is not otherwise required to obtain stockholder approval by virtue of a Nasdaq or exchange listing.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is amended such that no incentive stock options will be granted pursuant to the Plan;

FURTHER RESOLVED, that the Plan is amended as follows:

1.	Section 1(a) of the Plan is amended and restated as follows:

“1.	PURPOSES.

(a) Background. This 2007 Stock Option and Restricted Stock Plan was adopted on January 24, 2007 by the Board of Directors. Options granted under the Plan will be effective as of their respective dates of grant.”

2.	Section 1(b) of the Plan is amended and restated as follows:

“(b) Available Awards. The purpose of the Plan is to provide a means by which eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following: (i) Nonqualified Stock Options, (ii) rights to acquire restricted stock, and (iii) stock appreciation rights.”

3.	Section 6(b) of the Plan is amended to read as follows:

“(b) [INTENTIONALLY LEFT BLANK].

4.	The last sentence of Section 11(c)of the Plan is amended to read as follows:

“Notwithstanding the foregoing, the provisions of this Section 11(c) shall not apply to (i) any transaction involving any stockholder that individually or as a group owns more than fifty percent (50%) of the outstanding Common Stock on the date this Plan was approved by the Company’s Board of Directors, until such time as such stockholder first owns less than forty percent (40%) of the total outstanding Common Stock, or (ii) any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock.”

5.	Section 14 of the Plan is amended to read as follows:

“14.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the date originally adopted by the Board.”

IN WITNESS WHEREOF, Digital Ally, Inc. has caused this amendment to be effective as of the 18th day of April, 2007.

DIGITAL ALLY, INC.

/s/ Stanton E. Ross
Name: Stanton E. Ross
Title: President, CEO and Chairman